UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2019

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)

	22 West Washington Street Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, no par value	MORN	The Nasdaq Stock Market LLC

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Morningstar, Inc. (Morningstar) held its Annual Shareholders’ Meeting on May 17, 2019, for the purpose of electing directors and ratifying the appointment of KPMG LLP (KPMG) as Morningstar’s independent registered public accounting firm for 2019.

Each of the nominees for director, as listed in the proxy statement, was elected with the number of votes set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Joe Mansueto	37,408,171	2,067,627	44,892	1,935,187
Kunal Kapoor	37,650,889	1,866,116	3,685	1,935,187
Robin Diamonte	32,740,454	6,732,416	47,820	1,935,187
Cheryl Francis	32,449,200	7,064,270	7,220	1,935,187
Steve Kaplan	39,117,714	395,965	7,011	1,935,187
Gail Landis	32,814,525	6,698,945	7,220	1,935,187
Bill Lyons	38,888,073	625,028	7,589	1,935,187
Jack Noonan	32,773,149	6,740,531	7,010	1,935,187
Caroline Tsay	32,728,853	6,765,700	26,137	1,935,187
Hugh Zentmyer	32,754,280	6,758,822	7,588	1,935,187

The appointment of KPMG as Morningstar’s independent registered public accounting firm for 2019 was ratified with the voting as follows:

Votes For	Votes Against	Abstentions
41,194,249	204,616	57,012

Item 8.01.  Other Events.

On May 17, 2019, Morningstar issued a press release announcing that its Board of Directors has approved a quarterly cash dividend of 28 cents per share payable July 31, 2019 to shareholders of record as of July 5, 2019.  A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits:

Exhibit No.	Description

99.1	Press Release dated May 17, 2019 regarding quarterly dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: May 21, 2019	By:	/s/ Jason Dubinsky
	Name:	Jason Dubinsky
	Title:	Chief Financial Officer